UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2020

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	COR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, CoreSite Realty Corporation (the “Company”) and its operating partnership, CoreSite, L.P. (the “Operating Partnership”), entered into a note purchase agreement (the “Note Purchase Agreement”), dated May 6, 2020, with the purchasers named therein pursuant to which, on May 6, 2020, the Operating Partnership issued an aggregate principal amount of $100 million of its 3.75% Series C Senior Notes due May 6, 2027 (the “Initial Series C Notes”).

On July 14, 2020, the Operating Partnership issued $50 million aggregate principal amount of its Series C Senior Notes due May 6, 2027 (the “Notes”) under the Note Purchase Agreement, as provided therein. The Notes were issued in a private placement to certain “accredited investors” pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have the same terms as the Initial Series C Notes, as described in the Company’s Current Report Form 8-K filed on May 7, 2020, and which description is incorporated by reference in this Item 2.03.

The Operating Partnership expects to use the proceeds from the Notes to pay down outstanding amounts on the revolving portion of its senior unsecured credit facilities and for general corporate purposes.

The Notes and the guaranties thereof will not be and have not been registered under the Securities Act or any state securities laws and may not be offered or sold absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 14, 2020

CORESITE REALTY CORPORATION

By:	/s/ Jeffrey S. Finnin
Name:	Jeffrey S. Finnin
Title:	Chief Financial Officer